SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT





             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                 Date of Report: August 5, 1996
                (Date of earliest event reported)



                   THE MANITOWOC COMPANY, INC.
     (Exact name of registrant as specified in its charter)



       Wisconsin              1-11978          39-0448110
     -------------            --------         ------------
     (State or other         (Commission      (IRS Employer
     jurisdiction of          File Number)     Identification
     incorporation)                             Number)


500 South 16th Street, Manitowoc, WI            54220
- -----------------------------------------     ---------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (414-684-4410)





Item 5.   Other Events
- ------------------------------


     On August 5, 1996, the Board of Directors of The Manitowoc Company, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), to shareholders of record at the close of business on September 19, 1996 (the "Record Date"). The Rights replace similar rights which expire at the close of business on the Record Date. Except as set forth below, each Right entitles the registered holder to purchase from the Company one share of Common Stock at a purchase price of $100 per share, subject to adjustment (the "Purchase Price"). The Purchase Price shall be paid in cash. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after September 19, 1996 will contain a legend incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificate for Common Stock outstanding will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 18, 2006, unless earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise provided in the Rights Agreement or determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that, among other things (i) the Company is the surviving corporation in a merger with an Acquiring Person and the Common Stock is not changed or exchanged, (ii) a Person (other than the Company and its affiliates) becomes the beneficial owner of more than 20% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock at a price and on terms which a majority of the independent directors of the Company determines to be fair to, and otherwise in the best interests of, the shareholders), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), at any time following the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which the Common Stock is changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights held by an Acquiring Person, which will be null and void) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

     The number of Rights per share of Common Stock, the Purchase Price payable upon their exercise, and the number of shares of Common Stock or other securities or property issuable pursuant thereto, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of debt securities or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock are required to be issued and, in lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the shares of Common Stock then outstanding, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person that will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right, subject to adjustment. Immediately upon the action of the Board of Directors ordering an exchange of the Rights, the Rights affected by such order will no longer be exercisable and thereafter the only right of the holders of such Rights will be to receive the shares of Common Stock issuable by the Company in exchange for such Rights.

     At any time until the close of business on the tenth business day following the Stock Acquisition Date (and, under certain circumstances, with the concurrence of a majority of the Continuing Directors (as defined below)), the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in one or more transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

     The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative or nominee of the foregoing entities.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     As of August 5, 1996, there were 11,511,357 shares of Common Stock outstanding and 4,820,413 shares of Common Stock held in treasury. Each share of Common Stock outstanding at the close of business on September 19, 1996 will receive one Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right (subject to adjustment) for each share of Common Stock issued (or delivered from treasury) between the Record Date and the Distribution Date so that all such shares will have attached Rights. In addition, following the Distribution Date and prior to the expiration, exchange or redemption of the Rights, the Company may, if deemed necessary or appropriate by the Board of Directors, issue Rights in connection with the issuance or sale of shares of Common Stock. A total of 11,511,357 shares of Common Stock plus one share for every share of Common Stock issued in the future has been reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Rights may be redeemed by the Company at the redemption price at any time until the close of business on the tenth business day following the Stock Acquisition Date.

     The Rights Agreement, dated as of August 5, 1996, between the Company and First Chicago Trust Company of New York, as Rights Agent, specifying the terms of the Rights, the Form of Rights Certificate (Exhibit A thereto) and the Summary of Rights to Purchase Common Stock (Exhibit B thereto), are attached hereto as Exhibit 4 and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7.   Financial Statements and Exhibits
- ----------------------------------------------------

     (c)  Exhibits

          See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 5, 1996

                                   THE MANITOWOC COMPANY, INC.



                                   By:  /s/ ROBERT R. FRIEDL
                                   ----------------------------
                                        Robert R. Friedl
                                        Vice President and Chief
                                        Financial Officer






                   THE MANITOWOC COMPANY, INC.

                          EXHIBIT INDEX

                               TO

                     FORM 8-K CURRENT REPORT



                   Dated as of August 5, 1996




Exhibit                                                 Filed
Number              Description of Document            Herewith
- ------------------------------------------------------------------

  4            Rights Agreement, dated as of              X
               August 5, 1996, between The
               Manitowoc Company, Inc. and First
               Chicago Trust  Company  of  New  York,
               which  includes  the  Form  of  Rights
               Certificate as Exhibit A and the
               Summary of Rights to Purchase
               Common Stock as Exhibit B.
               Pursuant to the Rights Agreement,
               printed  Rights Certificates will
               not  be mailed until  after the
               earlier of  (i) the tenth day  after
               public  announcement that  a  person
               or  group  has acquired beneficial
               ownership of 20% or more of the
               outstanding shares of Common Stock
               or (ii) the tenth business day
               after commencement of a tender
               offer or exchange offer, the
               consummation of which would result
               in the beneficial ownership by a
               person or group of 20% or more of the
               outstanding shares of Common Stock.